                                                                   EXHIBIT 10.26

                              LICENSING AGREEMENT

     THIS AGREEMENT made effective as of the 1st day of October, 1995, by and between the NAHC PLUS, INC. ("NAHC"), a non-profit corporation organized and existing under the laws of the District of Columbia, whose principal place of business is located at 519 C Street, N.E., Stanton Park, Washington, D.C. 20002-5809 ("Licensor"), and CENTRAL HEALTH MANAGEMENT SERVICES, INC. a business corporation organized under the laws of the State of Delaware, located at 6600 Powers Ferry Road, Suite 300, Atlanta, Georgia, 30339 ("Licensee").

     WHEREAS, the Licensor is the proprietor of the Trademark "NAHC", and the Licensor intends to seek the registration of the mark "NAHC IS," those marks contained on Exhibit A hereto, and any related variations thereof developed by Licensor after the date hereof (the "Trademarks"), and

     WHEREAS, it is the desire and intention of the parties that the License be permitted to use the Trademarks worldwide (the "Territory"), and

     WHEREAS, the Licensee acknowledges the national good will and recognition that exists in the Trademarks of the Licensor and Licensee desires to use those marks in marketing its computer software and related products, and

     WHEREAS, the Licensor is the largest association of home care providers in the United States and believes that it is in the best interest of its members to endorse Licensee's computer software and related products.

     NOW, THEREFORE, in consideration of the above and other valuable consideration, the parties hereto hereby agree as follows:

     1. License. The Licensor grants to the Licensee and Licensee's subsidiaries the exclusive, personal and nontransferable right and license to use the Trademarks in the Territory in connection with the rendering of information technology outsourcing services and the sale, marketing, licensing and other distribution of the Licensee's proprietary software and related materials including all subsequent versions and modifications thereof (hereinafter referred to as "Products"), as set forth and described in Exhibit
B. Licensee may only use the Trademarks in connection with the Products described in Exhibit B. Licensor is allowed to use the Trademarks for itself and its subsidiaries and their products and services.

     2. Fee and Royalties. During the term of this Agreement, Licensee will pay to Licensor a license fee and royalty ("Fee") for use of the Trademarks as follows:

         a. For the period January 1, 1996 to December 31, 1996, Licensee shall pay Licensor a Fee equal to the greater of either: (i) [Confidential information has been omitted and filed separately with the Securitites and Exchange Commission.]; or (ii) [Confidential information has been omitted and filed separately with the Securities and Exchange Commission.];) percent of Licensee's Net Collected Revenue From Products for the aforesaid period, with payment to be made in three equal quarterly installments of [Confidential information has been omitted and filed separately with the Securities and Exchangei Commission.] Dollars on March 31, 1996, June 31, 1996 and September 30, 1996 and a final quarterly installment for the balance due to be made on or before January 31, 1997.

         b. Commencing January 1, 1997 and for the remaining term of this Agreement, Licensee shall pay to Licensor a Fee equal to [Confidential information has been omitted and filed separately with the Securities and Exchange Commission.] percent of Licensee's Net Collected Revenue From Products. Payment of this Fee will be remitted by Licensee to Licensor on the basis of a calendar quarter with payment due and payable to Licensor with respect to a particular calendar quarter within thirty (30) days after the end of such calendar quarter.


         c. For purposes of this Agreement, "Licensee's Net Collected Revenue From Products" shall only include the funds actually received by Licensee which are derived from the Products, whether or not the Products bear one or more of the Trademarks. In the event that Licensee's Net Collected Revenue from Products is intertwined with other revenues from products and services in addition to the Products under a comprehensive pricing arrangement ("CPA"), then the amount of Licensee's Net Collected Revenue From Products for a particular CPA shall be determined by applying the pricing formula for Products utilized in a Contemporary Products Contract. A "Contemporary Products Contract" is an arms length contract wherein Licensee provides the Products at a separately stated price which was issued within thirty (30) days before or after such CPA, provided that if more than one Contemporary Products Contract is executed by Licensee within such sixty (60) day period, then the pricing for the CPA shall be the mean average of the pricing on such Contemporary Products Contracts. In the event no Contemporary Products Contracts are executed during such sixty (60) day period, Licensee shall allocate a reasonable portion of CPA revenues to the Products.

         d. Commencing for the calendar year 1996, Licensee shall provide to Licensor on a annual basis a certificate from an independent firm of certified public accountants as to the accuracy of CHMS's calcualtion of the Fee for that year within one hundred twenty (120) days of the end of such year.

     3. Quality Use of the Trademarks.

     3. Quality Use of the Trademarks.

     a. Licensee agrees that the nature and quality of the advertising, promotion, labeling and other related, uses of the Trademarks by Licensee shall conform to standards for use of the Trademarks set by and under the control of Licensor. Licensor gives no warranties, express or implied, to Licensee or any other party regarding the Products, updated versions thereof or documentation. No advertising shall express any warranties, guarantees or fitness for merchantability of any kind by Licensor of the Products. Licensee may advertise that the Products are endorsed by Licensor.

     b. At any time that one party becomes aware of a software problem or defect, such party must provide the other party with a report ("Bug Report") of any actual or potential defect ("Bug") in the software by notice or by other reasonable means. Licensee will make reasonable efforts necessary changes or modifications to correct such Bug at its own risk and cost, including making any necessary modifications to the source code. If Licensee makes any correction concerning such Bug, then Licensee will disclose to Licensor the fact of any correction that it makes.

     4. Inspection. The Licensee will permit duly authorized representatives of the Licensor to inspect, on the premises of the Licensee, at all reasonable times, the Products for the purpose of ascertaining or determining compliance with Paragraphs 1 and 3 hereof and Licensor agrees to hold any Confidential Information it may obtain in the strictest confidence in accordance with the provisions of paragraph 12 hereof.

     5. Use of Trademarks. Whenever the Licensee uses the Trademarks in advertising or in any other manner in connection with the products which it sells or distributes, the Licensee shall clearly indicate the Licensor's ownership of the Trademarks. The Licensee shall provide the Licensor with samples of all literature, packages, labels, labeling and advertising prepared by or for the Licensee and intended to be used by Licensee which will bear the Trademarks. When using the Trademarks under this Agreement, the Licensee undertakes to comply with all laws pertaining to trademarks in force at any time in the Territory, including but not limited to compliance with marketing requirements. Licensee agrees to cooperate with Licensor in facilitating Licensor's control of such nature and quality as explained above. Licensee agrees to enforce all laws at its sole expense to protect the interests, rights, and ownership of Licensor for infringement of Trademarks subject to Paragraph 6.

     6. Infringement Proceedings.

     a. Should either Licensor or Licensee become aware of any alleged infringement of any Trademark by any third party, that party shall promptly give notice to the other party of the alleged infringement. Such notice shall state the name and address of the alleged infringer as well as details of the alleged infringement.

     b. Licensor shall be entitled, at its expense and for its sole benefit, to commence and pursue an action in its name to enjoin any perceived infringement of the Trademarks. In the event that Licensor does not, within One Hundred and Eighty (180) days of receiving notice of perceived infringement of a Trademark, take steps to enjoin the alleged infringement, Licensee shall be entitled, at its expense and for its sole benefit, to commence an action in its name, and, as agent for Licensor, to name Licensor as a party plaintiff in the event that the rules then in force require the naming of Licensor for purposes of such infringement actions. Any recoveries from such an action commenced by Licensee shall belong entirely to Licensee.

     7. Extent of License. The rights granted to Licensee and its subsidiaries in Paragraph 1 hereof shall not be transferable without the Licensor's prior written consent. The rights granted to Licensee and its subsidiaries in Paragraph 1 are exclusive to Licensee and its subsidiaries and during the term of this Agreement Licensor will not license the Trademarks to any other person nor endorse any other person for use in connection with any information technology products or services.

     8. Maintenance of Trademark. Subject to the provisions of paragraph 7 hereof, the Licensor will not permit any other person to use the Trademarks in the Territory in connection with the Products or in connection with any services or products that are similar to the Products or services sold by Licensee or its subsidiaries.

     9. Indemnity. The Licensor assumes no liability to the Licensee or to third parties with respect to the performance characteristics of the Products marketed or distributed under the Trademarks or to the use of the Trademarks in the Territory, and the Licensee hereby indemnifies and holds harmless the Licensor against all losses, damages and expenses including attorney's fees, incurred as a result of or related to claims of third persons involving the manufacture, sale or lease of the Products or use of the Trademarks. To the extent Licensor or any of its subsidiaries undertakes to market or promote the Products, Licensor shall only do so in coordination with Licensee and in the event Licensor were to make any unilateral representations about the Products, then Licensor hereby indemnifies and holds harmless the Licensee against any losses, damages and expenses, including attorney's fees, incurred as a result of or related to claims of third persons resulting from any unilateral misrepresentations of the Products by Licensor.

     In the event that either party becomes aware of a claim for which the other party must indemnify it, the party to be indemnified will promptly notify the other party in writing of the claim and will allow the other party to assume sole and full control of the defense and settlement of the claim. The party to be indemnified shall provide the other party with reasonable assistance and/or information necessary to defend and/or settle the claims. The indemnified party's counsel shall have the right to participate in the defense and settlement of the claim, at such party's own expense.

     10. Term.

     a. This Agreement shall commence only upon the first to occur of (i) January 1, 1996 or (ii) Licensor obtaining directors' and officers' liability insurance in a form acceptable to the Board of Directors of Licensor; provided that Licensor will proceed with diligence to submit an application or applications for such insurance coverage and take all reasonably necessary steps to obtain such coverage.

     b. Except as otherwise provided herein, the Agreement shall remain in full force and effect for perpetuity.

     c. If the Licensee makes any assignment of assets or business for the benefit of creditors, or if a trustee or receiver is appointed to administer or conduct its business or affairs, or it is adjudged in any legal proceeding to be either a voluntary or involuntary bankrupt, then all the rights granted herein shall forthwith cease and terminate without prior notice or legal action by the Licensor.

     d. If the Licensor should be or become financially unable to meet its obligations as they come due or if the Licensor is or becomes insolvent or makes any assignment of assets or business for the benefit of creditors, or if a trustee or receiver is appointed to administer or conduct its business or affairs, or it is adjudged in any legal proceeding to be either a voluntary or involuntary bankrupt, then all the rights granted herein shall forthwith cease and terminate without prior notice or legal action by the Licensee.

     e. Should either party fail to comply with any material provision of this Agreement, the other party may terminate this Agreement upon 30 days' advance written notice to the noncomplying party, provided that the noncomplying party has not corrected such default during the notice period.

     f. If either party is convicted of criminal fraud and abuse under the Medicare laws or otherwise excluded from participation in the Medicare program or other federal program for funding home health care benefits as a result of Licensee's intentional acts, then the other party has a right to terminate this Agreement upon written notice to such party.

     g. In the event Licensee fails to pay Licensor certain threshold Fees for each of the third, fourth, and fifth year of this Agreement, then Licensor has the right to terminate this Agreement in any year that such threshold Fees are not to be paid by Licensee to Licensor. The threshold Fees for calendar year ending December 31, 1998 is [Confidential information has been omitted and filed separately with the Securities and Exchange Commission]; for calendar year ending December 31, 1999 is [Confidential information has been omitted and filed separately with the Securities and Exchange Commission.]; and for calendar year ending December 31, 2000 is [Confidential information has been omitted and filed separately with the Securities and Exchange Commission.]

     h. Upon termination of this Agreement, (i) Licensee will cease using the Trademarks, except that Licensee may distribute any finished goods inventory of Products which bear the Trademarks that are on hand on the date of termination of this Agreement; (ii) Fees will continue to be earned by Licensor only on such aforesaid finished goods inventory of the Product on hand on the date of termination of this Agreement; and (iii) Licensee shall promptly remit any accrued but unpaid Fees to Licensor; and no other Fees will be earned by Licensor after the date of termination of this Agreement.

     11. Ownership of Trademark. The Licensee acknowledges the Licensor's exclusive right, title, and interest in and to the currently existing Trademarks and will not at any time do or cause to be done any act or thing contesting or in any way impairing or tending to impair any part of such right, title and interest. In connection with the use of the currently existing Trademarks, the Licensee shall not in any manner represent that it has any ownership in the currently existing Trademarks or registration thereof, and the Licensee acknowledges that use of the currently existing Trademarks by the Licensee shall inure to the benefit of the Licensor. Upon termination of the Agreement in any manner provided herein and subject to the limited rights set forth in paragraph 10 hereof, the Licensee will cease and desist from all use of the currently existing Trademarks in any way and Licensee will, to the satisfaction of Licensor, destroy all printed material containing the currently existing Trademarks and remove all references to the currently existing Trademarks from its Products. Licensee shall at no time adopt or use, without the Licensor's proper written consent, any word or mark which is likely to be similar to or confusing with the currently existing Trademarks.

     12. Confidential Information. Licensor acknowledges that it will obtain and/or have access to various confidential information concerning the business and affairs of Licensee as a result of entering this Agreement with Licensee. Such confidential information includes, but is not limited to information concerning Licensee's information technology business, strategic plans regarding technology and research, existing methodologies of operating information technology systems and manipulation of data and financial matters related thereto ("Confidential Information"). Licensor agrees: (a) to hold the Confidential Information in strict confidence; (b) not to use the Confidential Information for any purpose other than as is specifically set forth in this Agreement; (c) not to disclose any of the Confidential Information to any third party or any of a party's employees, agents or representatives other than those who need to know and/or have access to such Confidential Information in connection with the performance of their duties on behalf of Licensor; and (d) to return to Licensee or destroy or delete, at Licensee's election, all or the relevant portions of any of the documents and other materials embodying Confidential Information (including all copies thereof) in Licensor's possession upon termination of this Agreement. The foregoing restrictions shall not, however, apply to information which: (a) is generally known to and available for use within the trade or by the public at the time of disclosure to Licensor; (b) becomes generally known to and available for use within the trade or by the public other than as a result of a breach of the Licensor's duty of confidentiality hereunder; (c) was in the possession or knowledge of the Licensor free of confidentiality restrictions prior to the time of disclosure to the Licensor by the Licensee, or becomes available to the Licensor from a third party who or which is not bound by confidentiality, restrictions; (d) is required to be disclosed by law or pursuant to a court order, subject to prompt prior written notice by the Licensor to the Licensee of such potential disclosure and the Licensee's right to prevent or otherwise limit such disclosure with the bounds of the law or court order; or (e) is authorized to be used and/or disclosed to third parties by the originating party in writing, subject to execution of a confidentiality agreement acceptable to the originating party by the third party. Each party further agrees to comply with any and all laws and regulations and procedures relating to all information which is disclosed to the Licensor or to which the Licensor has access, and to comply with the Licensee's applicable reasonable security and confidentiality policies and procedures relative to Licensee's facilities, communications and information. The provisions of this paragraph 12 shall survive termination of this Agreement.

     13. Minimum Data Set. The parties intend to cooperate in the joint development, marketing and operation of and access to a national data base for the home health industry.

     14. Notices. Any notices required or permitted to be given under this Agreement shall be deemed sufficiently given if mailed by registered mail, postage prepaid, addressed to the party to be notified at its address shown at the beginning of this Agreement, or at such other address as may be furnished in writing to the notifying party.

     15. Entire Agreement. Except as may be expressly provided otherwise herein, this Agreement constitutes the entire agreement between the parties concerning the subject matter thereof. No prior or contemporaneous representations, inducements, promises, or agreement, oral or otherwise, between the parties with reference thereto will be of any force of effect. Future modifications must be in writing between the parties.

     16. Authority And Other General Warranties. Each party warrants to the other that:

          (a) the warranting party is not a party to any agreement calling for the payment to, or receipt from, any third party by the warranting party of any commission, gratuity, "kickback," or other similar thing or amount in violation of the Medicare or Medicaid anti-kickback provisions of 42 U.S.C. 1320 (a. et seq. and b. et seq.);

          (b) the warranting party is not presently the subject of a voluntary or involuntary petition in bankruptcy, does not presently contemplate filing any such voluntary petition, and is not aware of any intention on the part of any other person to file such an involuntary petition against it;

          (c) the warranting party is not presently the subject of, nor the proponent of, any claim that the warranting party would know would have an immediate and materially adverse effect on the ability of the other party to meet such other party's financial obligations as they become due in the ordinary course of such other party's operations; and

          (d) the person(s) executing this Agreement on behalf of the warranting party has actual authority to bind such warranting party to this Agreement.

     17. Independent Parties. The parties are independent contractors. No partnership or joint venture is intended to be created by this Agreement, nor any principal-agent or employer-employee relationship.

     18. Effect of Partial Invalidity. If any one or more of the provisions of this Agreement should be ruled wholly or partly invalid or unenforceable by a court or other government body of competent jurisdiction, then the validity and enforceability of all provisions of this Agreement not ruled to be invalid or unenforceable will be unaffected.

     19. No Waiver. The failure of either party at any time to require performance by the other party of any provision of this Agreement shall in no way affect the right of such party to require performance of that

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
provision. Any waiver by either party of any reach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself or a waiver of any right under this Agreement.

     20. Binding on Successors. This Agreement will be binding upon and inure to the benefit of the parties and their successors and assigns permitted by this Agreement.

     21. Section Headings. The article headings contained in this Agreement are for reference purposes only and shall not in any way control the meaning or interpretation of this Agreement.

     22. Dispute Resolutions. Any material dispute between the parties arising under this Agreement which is not resolved by good faith negotiation will be submitted by either party to binding arbitration in Atlanta, Georgia in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award may be entered in any court with jurisdiction thereof. The costs of arbitration will be borne by the parties in proportions decided by the arbitrator(s).

     Prior to initiating arbitration, any dispute between the parties either with respect to the interpretation of any provision of this Agreement or with respect to the performance by the parties shall, upon the written request of either party, designate a representative whose task it will be to negotiate in good faith and to resolve such dispute. If the designated representatives cannot resolve such dispute within ten (10) calendar days, then the dispute shall be escalated to the President of Licensor and the Chief Executive Officer of Licensee, for their review and resolution. Such officers shall have ten (10) calendar days, or other mutually agreed upon time, to resolve such dispute prior to arbitration proceedings being initiated by either party.

     23. Representation of Counsel; Mutual Negotiations. Each Party has had the opportunity to be represented by counsel of its choice in negotiating with Agreement. This Agreement shall therefore be deemed to have been negotiated and prepared at the joint request, direction, and construction of the parties, at arms-length, with the advice and participation of counsel, and will be interpreted in accordance with its terms without favor to any party.

     Each person signing below represents that he or she has read this Agreement in its entirety (including any and all Schedules and Exhibits); understands its terms; is duly authorized to execute this Agreement on behalf of the party indicated below by his or her name; and agrees on behalf of such party that such party will be bound by those terms.

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

     24. Interpretation of Agreement. It is agreed that this Agreement will be interpreted according to the laws of the District of Columbia.

     IN WITNESS WHEREOF, this Agreement has been executed on the dates specified below each party's signature, to be effective as of the day and year first above written.

                                          NAHC PLUS, INC.
                                          ("Licensor")

                                          By         /s/ MARY SUTHER
                                            ------------------------------------
                                            Name: Mary Suther, President
                                            Date: October 13, 1995


Corporate Seal
Attest:

By:
    ----------------------------------
                Secretary

                                          CENTRAL HEALTH MANAGEMENT SERVICES,
                                          INC. ("Licensee")

                                          By        /s/ GARY M. BREMER
                                            ------------------------------------
                                            Gary M. Bremer, President/CEO
                                            Date: 10/6/95

Corporate Seal
Attest:

By:
    ----------------------------------
                Secretary

                                EXHIBIT "A" TO
                         LICENSING AGREEMENT BETWEEN
                               NAHC PLUS, INC.
                                     AND
                   CENTRAL HEALTH MANAGEMENT SERVICES, INC.
                   ----------------------------------------

        Pursuant to the preamble of the Licensing Agreement the following are the "Trademarks" which are licensed to Licensee by Licensor:


Int. CL.: 42
Prior U.S. Cl.: 100                       Reg. No. 1,722,790
United States Patent and Trademark Office   Registered Oct. 6, 1992
-------------------------------------------------------------------

                                 SERVICE MARK
                              PRINCIPAL REGISTER



                                     NAHC




NATIONAL ASSOCIATION FOR HOME CARE   ERS AND BENEFICIARIES OF HOME CARE
 (D.C. Corporation)                  SERVICES, IN CLASS 42 (U.S. CL. 100).
519 C STREET, N.E.                     FIRST USE 10-0-1982; IN COMMERCE
WASHINGTON, DC 20002                 10-0-1982.

FOR: ASSOCIATION SERVICES: NAMELY,     SER. NO. 74-221,797, FILED 11-15-1991.
PROMOTING THE INTERESTS OF PROVID-
                                     JULIE CLINTON, EXAMINING ATTORNEY

                                                          Initial    /
                                                                  --- ---

                                EXHIBIT "B" TO
                         LICENSING AGREEMENT BETWEEN
                               NAHC PLUS, INC.
                   CENTRAL HEALTH MANAGEMENT SERVICES, INC.
                   ----------------------------------------


        Pursuant to Paragraph 1 of the Licensing Agreement, the following are the "Products" in connection with the Trademarks which can be utilized:

        1. All information technology systems and software or portions thereof utilized by Licensee in connection with providing outsourcing services to Licensee's clients and the sale, licensing or other distribution of Licensee's proprietary software and related materials to Licensee's clients.

        2. Additionally, Products shall include all upgrade(s) and modifications of existing Licensee software whether used for outsourcing services or in connection with the sale, licensing or other distribution of Licensee's software.

        "Products" shall not include any ancillary services provided by Licensee in connection with installation, maintenance or development of systems or other services rendered on a consulting basis.


                                                  Initial    /
                                                          --- ---


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